EXHIBIT 10.12

MAGICJACK VOCALTEC LTD.
RESTRICTED SHARE GRANT AGREEMENT
102 CAPITAL GAINS TRACK GRANT
ISRAELI TAXPAYER

RECITALS

A.           This Restricted Share Grant Agreement ("Agreement") applies only to persons who are subject to taxation by the State of Israel with respect to Awards.

B.           The Board of Directors (the "Board") has adopted the Plan (the “Plan”) for the purpose of affording an incentive to officers, directors, employees and consultants of magicJack VocalTec Ltd. (f/k/a VocalTec Communication Ltd.) (the "Company") or any subsidiary of the Company to, among other things, increase their efforts on behalf of the Company and promote its success.

C.           The Board has apaaproved the award of Restricted Shares to the Grantee.

D.           Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.         Grant of Restricted Shares.  The Company hereby awards to the Trustee on behalf of the Grantee, as of the Award Date set forth below, a 102 Award (as defined in the Plan) (the “Award”) under the capital gain ("HONI" in Hebrew) route of Restricted Shares under the Plan.  The number of ordinary shares of the Company, no par value, subject to the Award, the applicable vesting schedule for the Restricted Shares and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

2.           The Award shall be granted on behalf of the Grantee to the Trustee under the provisions of the capital gain route of New Section 102 and will be held by the Trustee for the period stated in New Section 102 and the rules thereunder.

AWARD SUMMARY

Award Date:	April 28, 2011
Grantee: Number of Shares Subject to Award: Award Price:	Tali Yaron-Eldar 5,000 ordinary shares of the Company, no par value (the “Shares”) No consideration
Vesting Schedule:
The Grantee shall vest with respect to thirty-three and one-third percent (33-1/3%) of the Shares (1,667 Shares) upon completion of one (1) year measured from the Award Date, an additional thirty three and one-third percent (33-1/3%) of the Shares (1,667 Shares) upon the completion of the second year measured from the Award Date and an additional thirty-three and one-third percent (33-1/3%) of the Shares (1,666 Shares) upon completion of three (3) years measured from the Award Date.  The Shares may vest on an accelerated basis prior to these vesting dates in accordance with the provisions of Paragraph 5 of this Agreement.  In no event shall any Shares vest after the date of the Grantee’s termination of service as member of the Board of Directors of the Company.

3.           Limited Transferability.  The Grantee may not sell or transfer any interest in any unvested Shares to any other person or entity.

4.           Cessation of Service.  Should the Grantee cease to serve as a director for any reason prior to vesting in one or more of the Shares, then the Award will be immediately cancelled with respect to those unvested Shares. The Grantee shall thereupon cease to have any right or entitlement to receive any unvested Shares.

5.           Sale of the Company. In the event of: (A) (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all of the capital stock of the Company; or (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another company; or (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation, and (B) as a result of such transaction, the Grantee is required to cease to serve as a member of the Board of Directors of the Company, then all unvested Shares on the closing date of such transaction shall automatically accelerate.

6.           Adjustment in Shares.  In the event of any share dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or other similar change in the capital structure of the Company, appropriate adjustments shall be made in accordance with the Plan.

7.           Taxes.  Any tax consequences arising from the grant or the lapse of the Restriction Period of the Award or from any other event or act (of the Company, and/or its subsidiaries, the Trustee or the Grantee), hereunder, shall be borne solely by the Grantee. The Company and/or its subsidiaries, and the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee, unless the said liability is a result of default of the Company. The Committee and/or the Trustee shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

8.           Compliance with Laws and Regulations.

(a)           The grant of the Award is subject to compliance by the Company and the Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (including the NASDAQ Stock Market, if applicable) on which ordinary shares of the Company are listed for trading.

(b)           The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of the Shares hereby shall relieve the Company of any liability with respect to the non-issuance of the Shares as to which such approval shall not have been obtained.  The Company, however, shall use its best efforts to obtain all such approvals.

9.           Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Grantee, the Grantee’s assigns, the legal representatives, heirs and legatees of the Grantee’s estate and any beneficiaries of the Award designated by the Grantee.

10.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received if delivered personally or by a nationally recognized commercial delivery service (with signature acknowledging receipt), or sent via facsimile (with acknowledgment of receipt), or on the third day after being mailed by registered mail (return receipt requested), in each case, to you at the address specified below your signature, or to the Company at 12 Benny Gaon Street, Building 2B Poleg Industrial Area, Netanya 42504, Israel, or at such other address or number for a party as shall be specified by like notice, or to the Trustee at its principal corporate offices. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party.

11.         Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Board with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

12.         Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Israel.

13.         Continuation in serving on the Board of Directors.  Neither the Plan nor this Agreement shall confer upon you the right nor impose any obligation on the Company regarding your membership in the Company's Board of Directors, nor to restrict the right of the Company to terminate such membership at any time

14.         Nature of Grant; No Entitlement; No Claim for Compensation.  In accepting the grant of this Award for the number of Shares as specified above, the Grantee acknowledges and agrees as follows:

(a)           The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time.

(b)           The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.

(c)           All decisions with respect to future Awards, if any, will be at the sole discretion of the Board.

(d)           The Grantee is voluntarily participating in the Plan.

(e)           This Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or its subsidiaries.

(f)           This Award is not part of the Grantee’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(g)           In the event that the Grantee’s employer is not the Company or anys subsidiary of the Company, the grant of the Award will not be interpreted to form an employment contract or relationship with the Company or any subsidiary of the Company.

(h)           The future value of the underlying Shares is unknown and cannot be predicted with certainty.

(i)            In consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or any of the Shares issuable under the Award from termination of the Grantee’s service as a director by the Company or a Company subsidiary, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and the Grantee irrevocably releases the Company and its subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.

(j)           The Grantee understands the provisions of New Section 102, the rules promulgated thereunder and the applicable tax track of this grant.

(k)           Subject to the provisions of New Section 102, the Grantee confirms that the Grantee shall not sell nor transfer the Award or the Shares from the Trustee until the end of the holding period with the Trustee as set forth in New Section 102.

(l)            The Grantee understands that this grant is conditioned upon the receipt of all required approvals from the tax authorities.

(m)           All tax consequences under any applicable law which may arise from the grant of the Award, from the holding or sale of the Shares by or on behalf of the Grantee, shall be borne solely by the Grantee. The Grantee shall indemnify the Company and/or subsidiaries of the Company and/or Trustee, as the case may be, and hold them harmless, against and from any liability for any such tax or any penalty, interest or indexing.

15.         Failure to Enforce - Not a Waiver. The failure of any party to enforce at any time any provisions of this Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof.

16.         Confidentiality. You undertake to keep in strict confidence and not to disclose any of the terms and conditions of this  Agreement to any employee, consultant or director of the Company or of any subsidiary of the Company or to any other third party whatsoever, except for disclosures required by law and then only to the extent so required. You acknowledge and agree that the confidentiality undertaking is a principal obligation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

magicJack VocalTec Ltd. By: /s/ Peter Russo Title: CFO Date: April 28, 2011 GRANTEE Signature: /s/ Tal Yaron Eldar Name: Tal Yaron Eldar Address: 3 Hartglass St. Tel Aviv Date: June 26, 2011